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                        CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of Equity Focus Trusts--

Strategic 10 Portfolio, 2001 Series 5:



We consent to the use of our report dated December 14, 2001, included herein and to the reference to our firm under the heading "Auditors" in the Prospectus.


                                          /s/ KPMG LLP

New York, New York

December 14, 2001